Exhibit 10.4

FORM OF
PDI, INC.
2004 STOCK AWARD AND INCENTIVE PLAN
RESTRICTED STOCK UNIT INDUCEMENT AGREEMENT

This RESTRICTED STOCK UNIT INDUCEMENT AGREEMENT (this “Agreement") is made and entered into as of October 20, 2014(the “Grant Date”), by and between PDI, Inc. (the “Company”) and Graham Miao(the “Participant”).

WHEREAS, to induce the Participant to join the Company and to align the Participant’s financial interests with those of the Company’s stockholders, the Board has approved this grant of restricted stock units, subject to the restrictions and on the terms and conditions contained in this Agreement; and

WHEREAS, this grant is intended to constitute a non-plan based “inducement grant,” as described in the NASDAQ Listing Rule 5635(c)(4).

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

1.Grant of Restricted Stock Units. The Participant is hereby granted 41,899 restricted stock units (the “Restricted Stock Units”), subject to all of the terms and conditions of this Agreement. The Company maintains the PDI, Inc. 2004 Stock Award and Incentive Plan (the “Plan”). This award is not awarded pursuant to the Plan, but rather is intended to constitute a non-plan based “inducement grant.” Nonetheless, the terms and provisions of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein, as if this award was granted pursuant to the Plan. Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings herein.No Dividend Equivalents shall be paid to the Participant with respect to the Restricted Stock Units.

2.Vesting and Forfeiture of Units. All Restricted Stock Units shall be unvested unless and until they become vested and nonforfeitable in accordance with this Section 2. Except as otherwise provided below, all Restricted Stock Units granted hereunder shall vest on the third anniversary of the Grant Date (the “Vesting Date”), provided that the Participant is employed by the Company or any of its affiliates on such date. Notwithstanding the foregoing provisions of this Section 2, all of the Restricted Stock Units that have not otherwise vested in accordance with the foregoing provisions of this Section 2 shall become vested and nonforfeitable in accordance with the following:

(a)
Death or Permanent Disability. The Restricted Stock Units shall become fully vested and nonforfeitable upon the Participant’s termination of employment with the Company and its affiliates prior to the Vesting Date if the Participant’s employment with the Company and its affiliates terminates on account of his or her death or Permanent Disability. For purposes of this Agreement, “Permanent Disability” shall mean a disability which, in the opinion of a physician designated by the Company, permanently prevents the Participant from being able to render services to the Company or any of its affiliates.

(b)
Change in Control. The Restricted Stock Units shall become fully vested and nonforfeitable upon a Change in Control that occurs prior to the Vesting Date, provided that the Participant remains continuously employed by the Company through the date of such Change in Control.

(c)
Retirement. The Restricted Stock Units shall become fully vested and nonforfeitable upon the Participant’s Retirement prior to the Vesting Date. For purposes of this Agreement, “Retirement” shall mean the Participant’s voluntary termination of his or her employment with the Company and its affiliates after he or she satisfies the Retirement Conditions. The “Retirement Conditions” are that the Participant has attained age 62 and has been continuously employed by the Company and its affiliates for at least two (2) years.

Any Restricted Stock Units that are not otherwise vested and nonforfeitable upon the Participant’s termination of employment with the Company and its affiliates shall be immediately forfeited and the Participant shall have no further rights to, under or with respect to such Restricted Stock Units.
3.Settlement. Restricted Stock Units that have become vested in accordance with Section 2shall be settled as of the “Settlement Date” which is the earliest of (a) the Vesting Date, (b) the date on which a Change in Control occurs, or (c) the date of the Participant’s termination of employment with the Company and its affiliates pursuant to Sections 2(a) or (c) hereof; provided, however, that if the Participant will or could satisfy the Retirement Conditions at any time prior to the Vesting Date, settlement of the Participant’s Restricted Stock Units shall occur on the date of the Change in Control only if the Change in Control constitutes a change in control event within the meaning of section 409A of the Code. Settlement of the vested Restricted Stock Units on the Settlement Date shall be made in the form of shares of Stock (with one share of Stock distributed for each vested Restricted Stock Unit and cash equal in value to any fractional Restricted Stock Unit) registered in the name of the Participant. The shares of Stock distributed in settlement of the Restricted Stock Units will be evidenced by stock certificates which shall be delivered to Participant.

4.Restrictions on Transfer. The Participant may not sell, assign, pledge or transfer, other than by the laws of descent or distribution, his or her Restricted Stock Units or any rights under or with respect to the Restricted Stock Units.

5.Rights as a Stockholder. The Participant shall not be a stockholder of the Company until the shares of Stock issued in settlement of the Restricted Stock Units are registered in his or her name in accordance with the terms of this Agreement.

6.Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Company at its principal offices, to the Participant at the Participant’s address as last known by the Company or, in either case, such other address as one party may designate in writing to the other.

7.Securities Laws Requirements. The Company may require as a condition of distribution of any shares of Stock in settlement of the Restricted Stock Units that the Participant furnish a written representation that he or she is holding the shares of Stock for investment and not with a view to resale or distribution to the public.

8.Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of,

or creation of a security interest in or lien on, any of the Restricted Stock Units by any holder thereof in violation of the provisions of this Agreement shall be valid. The Restricted Share Units do not constitute shares of Stock unless and until the shares of Stock issued in settlement of the Restricted Stock Units are registered in his or her name in accordance with the terms of this Agreement and the Participant shall not, as a result of this Agreement, be a stockholder of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

9.Taxes. The Participant understands that he or she (and not the Company) shall be responsible for any tax obligations that may arise as a result of the transactions contemplated by this Agreement and shall pay to the Company the amount determined by the Company to be such tax obligation at the time such tax obligation arises. If the Participant fails to make such payment, the number of shares of Stock necessary to satisfy the tax obligations shall be withheld from any distribution in settlement of Restricted Stock Units and shall be used to satisfy the Participant’s tax obligations. Without limiting the generality of the foregoing, (a) the Company has the right to withhold any shares of Stock to satisfy any applicable withholding taxes required by law, to the extent that the Company determines it is required to do so by law, and (b) the Participant agrees to pay to the Company (and hereby authorizes the Company to withhold from other amounts that are otherwise payable to him or her from the Company if he or she fails to make such payment) the amount of the Participant’s portion of any required employment taxes (e.g., FICA and Medicare taxes) that are due upon the vesting of all or any portion of the Restricted Stock Units, which payment shall be made at such time specified by the Company in order to enable the Company to meet its legal obligations with respect to such payments.

10.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

11.Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

12.Amendments. Except as provided in Section 16, this Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

13.Survival of Terms. This Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

14.Agreement Not a Contract for Services. Neither the grant of Restricted Stock Units, this Agreement nor any other action taken pursuant to this Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue to provide services as an officer, director, employee or consultant of the Company for any period of time or at any specific rate of compensation.

15.Severability. If a provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions will nonetheless be enforceable according to their terms. Further, if any provision is held to be over broad as written, that provision shall be amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

16.Special Section 409A Rules. Notwithstanding any other provision of this Agreement to the contrary, if any payment or benefit hereunder is subject to section 409A of the Code, and if such payment or benefit is to be paid or provided on account of the Participant’s termination of employment (or other separation from service):

(a)
and if the Participant is a specified employee (within the meaning of section 409A(a)(2)(B) of the Code) and if any such payment or benefit is required to be made or provided prior to the first day of the seventh month following the Participant’s separation from service or termination of employment, such payment or benefit shall be delayed until the first day of the seventh month following the Participant’s separation from service; and

(b)
the determination as to whether the Participant has had a termination of employment (or separation from service) shall be made in accordance with the provisions of section 409A of the Code and the guidance issued thereunder without application of any alternative levels of reductions of bona fide services permitted thereunder.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, effective as of the date first noted above.

PDI, INC.                        PARTICIPANT

___________________________            ___________________________
Jennifer Leonard                    Graham Miao
SVP, HR& IT